Exhibit 10.2

TERM NOTE

$1,000,000.00	November 30, 2011

For value received, the undersigned, MISCOR GROUP, LTD., an Indiana corporation (“MISCOR”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation (“MIS”), and HK ENGINE COMPONENTS, LLC, an Indiana limited liability company (“HK” and together with MISCOR and MIS, the “Borrowers” and each a “Borrower”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Credit and Security Agreement dated January 14, 2008, as amended, that was entered into by the Lender and the Borrowers (as amended from time to time, the “Credit Agreement”), at Lender’s office located at Milwaukee, Wisconsin, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Term Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Term Note is the Term Note referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Term Note may be prepaid only in accordance with the terms of the Credit Agreement. This Term Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses in the event this Term Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MISCOR GROUP, LTD.

By:
Name:	Michael P. Moore
Its:	Chief Executive Officer

MAGNETECH INDUSTRIAL SERVICES, INC.

By:
Name:	Michael P. Moore
Its:	Chief Executive Officer

HK ENGINE COMPONENTS, LLC

By:
Name:	Michael P. Moore
Its:	Chief Executive Officer